
<ARTICLE> 5
<LEGEND>
Financial Services Segment - This schedule contains summary financial information extracted from Ford's Current Report on Form 8-K dated October 15,
1997 and is qualified in its entirety by reference to such financial statements.
The error message indicated on this FDS is a result of the EDGAR system's inability to accept multiple Article 5 Financial Data Schedules. Accordingly, the error message should be ignored. This schedule supercedes the previously filed schedule in such Report.
</LEGEND>
<CIK> 0000037996
<NAME> FORD MOTOR COMPANY
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                    9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                           2,117
<SECURITIES>                                     2,155
<RECEIVABLES>                                  169,914
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                 188,783
<CURRENT-LIABILITIES>                                0
<BONDS>                                        155,407
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                         0
<SALES>                                         22,637
<TOTAL-REVENUES>                                22,637
<CGS>                                                0
<TOTAL-COSTS>                                   20,033
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                 2,474
<INTEREST-EXPENSE>                               7,208
<INCOME-PRETAX>                                  2,941
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                         0
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

